UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 17, 2004

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 16, 2004, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), and Cerberian, Inc., a Delaware corporation (“Cerberian”), consummated a merger (the “Merger”) whereby Utah Merger Corporation., a Delaware corporation and a wholly-owned subsidiary of Blue Coat (“Utah”), was merged with and into Cerberian, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of July 16, 2004, as amended pursuant to Amendment Number 1 to the Agreement and Plan of Merger and Reorganization, dated October 5, 2004. Cerberian has survived the Merger as a wholly-owned subsidiary of Blue Coat.

Pursuant to the Merger Agreement, (i) each issued and outstanding share of common stock of Cerberian was converted into the right to receive 0.01909 shares (the “Common Exchange Ratio”) of common stock of Blue Coat (“Blue Coat Common Stock”); (ii) each issued and outstanding share of Series A Preferred Stock of Cerberian was converted into the right to receive 0.03959 shares of Blue Coat Common Stock; (iii) each issued and outstanding share of Series A-1 Preferred Stock of Cerberian was converted into the right to receive 0.05208 shares of Blue Coat Common Stock; (iv) each issued and outstanding share of Series A-2 Preferred Stock of Cerberian was converted into the right to receive 0.05450 shares of Blue Coat Common Stock; and (v) each issued and outstanding share of Series B Preferred Stock of Cerberian was converted into the right to receive 0.05830 shares of Blue Coat Common Stock. In addition, each option to purchase Cerberian Common Stock outstanding at the time of the Merger was converted into an option exercisable for shares of Blue Coat Common Stock using the Common Exchange Ratio listed above, and the associated exercise price was adjusted accordingly.

In connection with the Merger, Blue Coat expects to issue approximately 840,000 shares of Blue Coat Common Stock (including shares issued upon the assumption of Cerberian stock options and shares issued upon the assumption of a Cerberian management bonus plan). 126,382 of the shares issued by Blue Coat in connection with the Merger will be held in an escrow for a period of one year to indemnify Blue Coat for breaches of various representations, warranties and covenants made by Cerberian in the Merger.

The Blue Coat Common Stock issued in the merger was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption from registration contained in Section 3(a)(10) of the Securities Act.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS. FINANCIAL STATEMENTS

(a) Financial Statements of Businesses Acquired.

The Registrant will provide the financial statements required by paragraph (a) of Item 9.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any such information is required, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(b) Pro Forma Financial Information.

The Registrant will provide the pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K promulgated by the Commission pursuant to the Exchange Act, if any such pro forma financial information is required, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Commission.

(c) Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 16, 2004, by and among Blue Coat Systems, Inc., Utah Merger Corporation, Cerberian, Inc., and Scott Petty (as Stockholders’ Representative).

2.2	Amendment Number 1 to Agreement and Plan of Merger and Reorganization, dated as of October 5, 2004, by and among Blue Coat Systems, Inc., Utah Merger Corporation, Cerberian, Inc., and Scott Petty (as Stockholders’ Representative).

99.1	Press Release regarding the Merger Agreement between Cerberian, Inc. and Blue Coat Systems, Inc., dated November 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 19, 2004	By:	/s/ Robert Verheecke
Robert Verheecke
Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of July 16, 2004, by and among Blue Coat Systems, Inc., Utah Merger Corporation, Cerberian, Inc., and Scott Petty (as Stockholders’ Representative).

2.2	Amendment Number 1 to Agreement and Plan of Merger and Reorganization, dated as of October 5, 2004, by and among Blue Coat Systems, Inc., Utah Merger Corporation, Cerberian, Inc., and Scott Petty (as Stockholders’ Representative).

99.1	Press Release regarding the Merger Agreement between Cerberian, Inc. and Blue Coat Systems, Inc., dated November 17, 2004.